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                                                                 August 29, 1997

Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska 68131

Ladies and Gentlemen:

    The undersigned hereby consents to being named in the Joint Registration Statement on Form S-4 of Peter Kiewit Sons', Inc. and PKS Holdings, Inc. filed with the Securities and Exchange Commission, and any amendments thereto, as a person who is expected to serve on the Board of Directors of Peter Kiewit Sons', Inc.

                                               Very truly yours,

                                               /s/ DAVID C. MCCOURT